Exhibit 10.3

2016 Incentive Compensation Plan
Effective January 1, 2016
Personal and Confidential

Employee	Joseph W. Kennedy	2016 Base Salary	$146,100
Title	SVP/CFO	2016 Bonus Target	11%	$16,071

Thresholds	Maintain CAMELS rating at one of the two highest ratings Maintain an Asset Quality Rating of "Satisfactory" or better

Goal #1:	Bank Profitability: Achieve Return on Assets

Annual Payout Target	60% = $ 9,643

Goals	Payout
98% of Budget	$3,214
At Budget	$6,428
110% of Budget	$9,643
Stretch Goal
Every .03% over
110% of Budget	$3,214

Goal #2:	Achieve Efficiency Ratio

Annual Payout Target	20% = $ 3,214

Goals	Payout
101% of Budget	$1,071
At Budget	$2,143
97% of Budget	$3,214
Stretch Goal
Every 2% under
97% of Budget	$1,071

Goal #3:	Achieve Net Interest Margin Percentage

Annual Payout Target	20% = $ 3,214

Goals	Payout
98% of Budget	$1,071
At Budget	$2,143
102% of Budget	$3,214
Stretch Goal
Every 0.07% over
102% of Budget	$1,071

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2016 budget.

All dollar figures are based on estimates of annualized salary. Incentive payments are based on the employee's actual base compensation for the fiscal year, which includes straight time pay, vacation, holiday, personal, sick and jury duty pay.  Overtime and other payments including previous year's bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performIng at a level of "satisfactory" or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or "clawback" incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

/s/ Joseph W. Kennedy	April 25, 2016
Joseph W. Kennedy	Date

/s/ Robert E. Balletto	April 25, 2016
Robert E. Balletto	Date
President and Chief Executive Officer